UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 21, 2003
___________________________________
PROTOKINETIX, INC.
(formerly RJV Network, Incorporated)
( Exact name of registrant as specified in its charter)

Nevada	94-3355026
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Suite 1500-885 West Georgia Street
Vancouver, British Columbia Canada V6C 3E8
(Address of principal executive offices)
________________________________________________

Dr. John Lake
President and Director
Suite 1500-885 West Georgia Street
Vancouver, British Columbia Canada V6C 3E8
(Name and address of agent for service)
(858) 523-1112
(Telephone number, including area code of agent for service)

with a copy to:
Mark L. Baum
The Baum Law Firm
249 South Highway 101, Suite 432
Solana Beach, California 92075
(858) 523-1112

Item 5. Other Events.

On July 8, 2003, the Company board of directors voted to amend the company articles of incorporation by changing the name of the company to ProtoKinetix, Inc. On July 8, 2003, the state of Nevada acknowledged this change and provided Company counsel with a conformed copy of the amendment to the Company articles of incorporation.

ProtoKinetix, Inc.

August 21, 2003
/s/ Dr. John Todd
President and Director